Exhibit 99

Constellation Energy Reports

Strong Second Quarter Earnings

Raises 2004 Guidance for EPS Excluding Special Items to $3.15 - $3.25

a 14–18 Percent Increase from 2003

BALTIMORE, July 30, 2004 - Constellation Energy (NYSE: CEG) today reported earnings of $0.76 per share for the three months ending June 30, 2004. Excluding special items of $0.21 per share, Constellation Energy earned $0.55 per share. This amount compares to earnings per share of $0.58 from the same period last year.  These results exceeded the company’s earnings guidance range provided on April 28, 2004 of $0.24 - $0.39 per share.  Reported earnings for the first six months of 2004 were $1.15 per share versus a loss of ($0.21) per share for the first six months of 2003.  For the first six months of 2004, Constellation Energy reported earnings excluding special items of $1.21 per share, up $0.27 per share or 29% compared to earnings excluding special items of $0.94 per share in 2003.  The company also raised its guidance range for 2004 earnings to $3.15 - $3.25 per share from $3.05 - $3.20 per share, an increase of 14-18 percent above 2003 earnings per share excluding special items.

“This is the eleventh consecutive quarter in which Constellation Energy has met or exceeded earnings guidance, adding to our reputation for consistent financial performance,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “We are using our wholesale and retail competitive supply business platform to extend our leadership in deregulated energy markets.  Portfolio scale, operating leverage and experience are proving to be important advantages in the competitive supply marketplace.  This combination has enabled Constellation Energy to reduce the underlying expense of full requirements load serving; leading us to believe we are the low cost provider in this business.  Our portfolio had more than 28,000 megawatts of peak load under management at the end of the second quarter, up from approximately 6,000 megawatts at the end of 2001” said Shattuck.

“We continue to raise the bar on generation operational performance, having closed on the Ginna nuclear facility acquisition in record time without the need for transition services from the seller,” Shattuck added. “We also completed the refueling and rotor replacement at our Calvert Cliffs Unit 1 nuclear facility in 30 days, 15 days sooner than projected. We are realizing the benefits of a sharp focus on execution, doing the little things well and proving increasingly adept at integrating acquisitions. The results are beginning to speak for themselves.  With growing visibility on the year, we are raising earnings guidance for 2004 to a range of $3.15 - $3.25 per share. This new guidance range is an increase of 14-18 percent above 2003 earnings per share excluding special items.”

The following table summarizes both earnings per share excluding special items and earnings per share reported in accordance with generally accepted accounting principles (GAAP) for the three and six months ended June 30, of 2004 and 2003:

	Three Months Ended June 30, 2004			Three Months Ended June 30, 2003
EARNINGS PER COMMON SHARE	Reported GAAP EPS	EPS Excluding Special Items		Reported GAAP EPS	EPS Excluding Special Items
Baltimore Gas and Electric	$0.13	$0.13		$0.13	$0.13
Merchant energy	0.64	0.43	(1)	0.45	0.45
Other nonregulated	—	(0.01	)(2)	—	—
Earnings Per Common Share - Assuming Dilution from Continuing Operations	$0.77	$0.55		$0.58	$0.58
Loss from discontinued operations - Assuming Dilution	(0.01)
Earnings Per Common Share - Assuming Dilution	$0.76

GAAP EPS was adjusted by the following amounts to calculate EPS excluding special items

(1) Synfuel tax credits associated with 2003 production at S.C. facility - ($0.21) per share.

(2) Net gain on sales of investments and other assets - ($0.02) per share, partially offset by impairment of a financial investment - $0.01 per share.

	Six Months Ended June 30, 2004			Six Months Ended June 30, 2003
EARNINGS PER COMMON SHARE	Reported GAAP EPS	EPS Excluding Special Items		Reported GAAP EPS	EPS Excluding Special Items
Baltimore Gas and Electric	$0.56	$0.56		$0.61	$0.61
Merchant energy	0.88	0.67	(1)	0.33	0.33
Other nonregulated	—	(0.02	)(2)	0.05	—	(3)
Earnings Per Common Share - Assuming Dilution from Continuing Operations and Before Cumulative Effects of Changes in Accounting Principles	$1.44	$1.21		$0.99	$0.94
Loss from discontinued operations - Assuming Dilution	(0.29)			—
Cumulative effects of changes in accounting principles - Assuming Dilution	—			(1.20)
Earnings (Loss) Per Common Share - Assuming Dilution	$1.15			$(0.21)

GAAP EPS was adjusted by the following amounts to calculate EPS excluding special items

(1) Synfuel tax credits associated with 2003 production at S.C. facility - ($0.21) per share.

(2) Net gain on sales of investments and other assets - ($0.03) per share, partially offset by impairment of a financial investment - $0.01 per share.

(3) Net gain on sales of investments and other assets - ($0.05) per share.

Baltimore Gas and Electric (BGE)

BGE reported earnings of $0.13 per share for the second quarter of 2004. These earnings were above the high end of the $0.07 - $0.12 earnings per share guidance range and were comparable to the $0.13 per share earned for the second quarter of 2003.  Compared to last year, BGE benefited from warmer weather and generally higher usage in its Central Maryland territory, offset by inflationary cost increases and costs associated with investments for system reliability.

Merchant Energy

For the second quarter of 2004, our merchant energy business earned $0.43 per share excluding special items. These results were above the $0.31 per share high end of our April earnings guidance and slightly below earnings of $0.45 per share during the second quarter of 2003. Factors contributing to our performance relative to last year include: earnings contributions from synfuel investments; earnings at NewEnergy, our retail competitive supply business, related to a bankruptcy settlement from PG&E; incremental earnings contributions from our High Desert power plant and our newly acquired Ginna nuclear facility; and incremental earnings from our wholesale competitive supply business.  These favorable items were more than offset by lower Mid-Atlantic fleet gross margin; the cost of a refueling outage and vessel head inspection at our Calvert Cliffs Unit 1 nuclear facility; a scheduled decline in contracted power prices for electricity produced at our Nine Mile Point nuclear facility; Sarbanes Oxley 404 implementation costs; information technology infrastructure expenditures to drive future productivity; and inflationary and other cost increases.

The June 2004 Financial Statements and selected supplemental information are attached.

Earnings Excluding Special Items

Constellation Energy presents earnings excluding special items in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Earnings excluding special items is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, losses from discontinued operations, gains or losses on the sale of non-core assets, and other special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations. We present earnings excluding special items because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is comparable among periods since it excludes the impact of items such as gains or losses on sales of non-core investments and workforce reduction costs, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods.  However, investors should note that these non-GAAP measures involve judgments by management (in particular, judgments as to what is or is not classified as a special item). These non-GAAP measures are also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of earnings excluding special items. Constellation Energy is unable to reconcile its 2004 earnings guidance excluding special items to GAAP earnings per share because we do not predict the future impact of special items due to the difficulty of doing so. The impact of special items could be material to our operating results computed in accordance with GAAP.

SEC Filings

The Company plans to file its Form 10-Q for the three months ended June 30, 2004 on or about August 6, 2004.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our Form 10-K under the forward-looking statements section.

Conference Call July 30, 2004

Constellation Energy will host a conference call at 8:30 a.m. EDT on July 30, 2004, to review its results. To participate, investors, analysts, and members of the media in the United States may dial 1-800-862-9098 shortly before 8:30 a.m. The international dial-in number is 1-785-424-1051. The conference call host is Constellation Energy, and the password is “Constellation.”  A replay of the call will be available for one week. The replay number is 1-800-753-4652; the number for international callers is 1-402-220-4235. A live audio webcast of the conference call, as well as presentation slides and the second quarter 2004 earnings press release will be available on the Investor Relations page of the company Web site, www.constellation.com. The reference to our Web site is an active textual reference and the contents of our Web site are not part of this press release.

About Constellation Energy

Constellation Energy (www.constellation.com), a Fortune 500 company based in Baltimore, is the nation’s leading competitive supplier of electricity to large commercial and industrial customers and one of the nation’s largest wholesale power sellers. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns and operates a diversified fleet of 35 power plants in 12 states. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland. In 2003, the combined revenues of the integrated energy company totaled $9.7 billion.

# # #

Addendum –Special Items Recognized in Second Quarter 2004

Synfuel Tax Credits Associated with 2003  Production – $35.9 million, or $0.21 per share

As previously disclosed, on April 15, 2004, we received a favorable private letter ruling (PLR) from the Internal Revenue Service on our 99 percent ownership in a South Carolina facility that produces synthetic fuel.  Based on the receipt of the PLR, we recognized $35.9 million, or $0.21 per share, in the second quarter of 2004 of tax credits associated with 2003 production at this facility.

Sale of Hawaiian Geothermal Power Plant – before-tax charge of ($5.4) million, or ($0.01) per share

As previously disclosed, we completed the sale of our Hawaiian geothermal generating facility in June 2004.  We recognized an impairment charge in the first quarter of 2004 of ($46.3) million after-tax (recognized pursuant to Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets) based on estimated sales proceeds. An additional ($2.7) million after-tax charge, or ($0.01) per share was recognized in the second quarter based on the final sales price, resulting in a total charge recognized for the discontinuation of this operation of ($49.0) million after-tax or ($0.29) per share in the first six months of 2004.

Net Gains on Sales of Investments and Other Assets – before-tax gain of $4.4 million, or $0.02 per share

In the second quarter of 2004, we recognized approximately $2.7 million in after-tax gains relating to the monetization of several non-core financial investment and real estate assets. While small relative to amounts we would normally treat as special items, we have classified these amounts as special items for consistency with prior treatment of non-core asset dispositions.

Impairment of Financial Investment – before-tax charge of ($2.6) million, or ($0.01) per share

In the second quarter of 2004, in accordance with Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock, we

recognized an impairment loss of ($1.6) million after-tax or ($0.01) per share related to a decline in value of one of our financial investments that we believe to be other than temporary. We have classified this as a special item because it is associated with the non-core financial investments which we are in the process of monetizing.

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$2,204.3	$1,692.2	$4,438.5	$3,233.8
Regulated electric revenues	477.2	436.9	961.6	923.2
Regulated gas revenues	111.5	137.5	429.4	435.7
Total revenues	2,793.0	2,266.6	5,829.5	4,592.7

Expenses
Operating expenses	2,393.9	1,845.4	4,997.3	3,821.6
Impairment losses and other costs	2.6	—	2.6	—
Workforce reduction costs	—	0.7	—	1.4
Depreciation and amortization	130.2	116.9	253.2	227.9
Accretion of asset retirement obligations	12.4	10.7	23.5	21.3
Taxes other than income taxes	62.4	64.3	127.3	130.0
Total expenses	2,601.5	2,038.0	5,403.9	4,202.2
Net Gain on Sales of Investments and Other Assets	4.4	0.5	5.9	14.2
Income from Operations	195.9	229.1	431.5	404.7
Other Income	5.5	6.0	10.3	14.9
Fixed Charges
Interest expense	83.5	83.5	168.3	165.8
Interest capitalized and allowance for borrowed funds used during construction	(3.2)	(2.8)	(5.8)	(7.2)
BGE preference stock dividends	3.3	3.3	6.6	6.6
Total fixed charges	83.6	84.0	169.1	165.2
Income from Continuing Operations Before Income Taxes	117.8	151.1	272.7	254.4
Income Taxes	(13.1)	54.3	29.3	90.6
Income from Continuing Operations and Before Cumulative Effects of Changes in Accounting Principles	130.9	96.8	243.4	163.8
Loss from Discontinued Operations, Net of Income Taxes of $2.6 and $26.4, Respectively	(2.7)	—	(49.0)	—
Cumulative Effects of Changes in Accounting Principles, Net of Income Taxes of $119.5	—	—	—	(198.4)
Net Income (Loss)	$128.2	$96.8	$194.4	$(34.6)
Earnings (Loss) Applicable to Common Stock	$128.2	$96.8	$194.4	$(34.6)
Average Shares of Common Stock Outstanding - Basic	168.7	165.8	168.4	165.4
Average Shares of Common Stock Outstanding - Diluted	169.6	166.2	169.4	165.5
Earnings Per Common Share from Continuing Operations and Before Cumulative Effects of Changes in Accounting Principles - Basic	$0.78	$0.58	$1.45	$0.99
Loss from Discontinued Operations - Basic	(0.02)	—	(0.30)	—
Cumulative Effects of Changes in Accounting Principles - Basic	—	—	—	(1.20)
Earnings (Loss) Per Common Share - Basic	$0.76	$0.58	$1.15	$(0.21)
Earnings Per Common Share from Continuing Operations and Before Cumulative Effects of Changes in Accounting Principles - Diluted	$0.77	$0.58	$1.44	$0.99
Loss from Discontinued Operations - Diluted	(0.01)	—	(0.29)	—
Cumulative Effects of Changes in Accounting Principles - Diluted	—	—	—	(1.20)
Earnings (Loss) Per Common Share - Diluted	$0.76	$0.58	$1.15	$(0.21)

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	June 30, 2004	December 31, 2003
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$457.0	$721.3
Accounts receivable (net of allowance for uncollectibles of $40.7 and $51.7, respectively)	1,206.8	1,563.0
Mark-to-market energy assets	514.1	488.3
Risk management assets	588.0	249.5
Materials and supplies	217.6	203.2
Fuel stocks	177.4	186.7
Other	147.6	221.4
Total current assets	3,308.5	3,633.4
Investments And Other Assets
Nuclear decommissioning trust funds	979.8	736.1
Investments in qualifying facilities and power projects	319.4	332.6
Mark-to-market energy assets	368.5	261.9
Risk management assets	274.3	158.4
Goodwill	142.5	144.0
Other	318.3	343.8
Total investments and other assets	2,402.8	1,976.8
Property, Plant And Equipment
Regulated property, plant and equipment	5,340.7	5,266.7
Nonregulated property, plant and equipment	8,495.2	8,110.0
Nuclear fuel (net of amortization)	229.9	202.9
Accumulated depreciation	(4,078.5)	(3,978.1)
Net property, plant and equipment	9,987.3	9,601.5
Deferred Charges
Regulatory assets (net)	195.9	229.5
Other	164.6	149.6
Total deferred charges	360.5	379.1
Total Assets	$16,059.1	$15,590.8
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$4.5	$9.6
Current portion of long-term debt	534.5	343.2
Accounts payable	705.5	1,149.2
Customer deposits and collateral	318.5	181.7
Mark-to-market energy liabilities	539.9	474.6
Risk management liabilities	157.1	134.6
Other	470.1	542.1
Total current liabilities	2,730.1	2,835.0
Deferred Credits And Other Liabilities
Deferred income taxes	1,474.0	1,384.4
Asset retirement obligations	794.7	595.9
Mark-to-market energy liabilities	354.3	258.0
Risk management liabilities	407.5	170.1
Postretirement and postemployment benefits	372.6	361.8
Net pension liability	196.8	225.7
Deferred investment tax credits	74.8	78.4
Other	189.7	198.4
Total deferred credits and other liabilities	3,864.4	3,272.7
Long-Term Debt
Long-term debt of nonregulated businesses	3,733.2	3,739.2
Long-term debt of BGE	1,270.7	1,395.7
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(12.0)	(10.2)
Current portion of long-term debt	(534.5)	(343.2)
Total long-term debt	4,715.1	5,039.2
Minority Interests	118.8	113.4
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,237.9	2,179.8
Retained earnings	2,180.7	2,081.9
Accumulated other comprehensive income (loss)	22.1	(121.2)
Total common shareholders’ equity	4,440.7	4,140.5
Total Liabilities And Equity	$16,059.1	$15,590.8

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics (Unaudited)

	Six Months Ended June 30,
	Nuclear	Coal	Oil	Hydro & Gas	Other	Total
Generation by Fuel Type (%)
2004	48.8	35.5	2.0	11.5	2.2	100.0
2003	50.1	37.4	2.0	8.0	2.5	100.0

Utility Operating Statistics (Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2004	2003	2004	2003
		(In Millions)
ELECTRIC
Revenues
Residential	—with househeating	$85.4	$80.7	$213.4	$210.9
	—other	153.4	129.4	287.6	257.4
	—total	238.8	210.1	501.0	468.3
Commercial	—excluding delivery service	181.4	166.8	335.1	327.3
	—delivery service	16.4	14.7	33.0	26.8
Industrial	—excluding delivery service	23.7	30.5	60.8	68.7
	—delivery service	4.8	4.5	8.5	8.4
System Sales		465.1	426.6	938.4	899.5
Other		12.1	10.4	23.2	23.8
Total		$477.2	$437.0	$961.6	$923.3

GAS
Revenues
Residential	—excluding delivery service	$71.6	$86.4	$284.3	$273.6
	—delivery service	1.2	1.8	9.3	9.1
	—total	72.8	88.2	293.6	282.7
Commercial	—excluding delivery service	22.4	25.7	83.8	81.4
	—delivery service	5.0	4.7	16.0	13.6
Industrial	—excluding delivery service	1.8	2.6	5.9	7.0
	—delivery service	1.6	2.7	3.9	5.9
System Sales		103.6	123.9	403.2	390.6
Off-System Sales		7.0	14.0	24.6	48.7
Other		2.0	2.1	4.3	4.3
Total		$112.6	$140.0	$432.1	$443.6

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating/Cooling Degree Days (Calendar-Month Basis)

Heating Degree Days	- Actual	458	667	3,062	3,425
	- Normal	529	528	2,991	2,947
Cooling Degree Days	- Actual	291	153	293	153
	- Normal	233	235	237	239

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Six Months Ended June 30,
	2004	2003

Ratio of Earnings to Fixed Charges	2.46	2.37
Effective Tax Rate (includes $80.7 million of synthetic fuel tax credits for the six months ended June 30, 2004)	10.5%	34.7%
Equity Investment In Nonregulated Businesses — End of Period	$2,977.9	$2,317.7
Equity Investment In Utility Business — End of Period	$1,462.8	$1,496.1

Common Stock Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Common Stock Dividends - Per Share
—Declared	$0.285	$0.260	$0.570	$0.520
—Paid	$0.285	$0.260	$0.545	$0.500

Market Value Per Share
—High	$41.35	$34.92	$41.47	$34.92
—Low	$35.89	$27.50	$35.89	$25.17
—Close	$37.90	$34.30	$37.90	$34.30

Shares Outstanding—End of Period (In Millions)	169.3	166.5	169.3	166.5

Book Value per Share—End of Period	$26.23	$22.91	$26.23	$22.91